     As filed with the Securities and Exchange Commission on July 22, 1997
                                                   Registration No. 333-
     -----------------------------------------------------------------------
      S E C U R I T I E S    A N D   E X C H A N G E    C O M M I S S I O N

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      WEST COAST ENTERTAINMENT CORPORATION
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


             Delaware                                          04-3278751
------------------------------                           ----------------------
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                           identification number)

                          One Summit Square, Suite 200
                         Route 413 and Double Woods Road
                           Newtown, Pennsylvania 19047
               --------------------------------------------------
               (Address of principal executive offices)(Zip code)

                           1995 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full title of the plan)

                               John H. Chory, Esq.
                                Hale and Dorr LLP
                  60 State Street, Boston, Massachusetts 02109
                  --------------------------------------------
                     (Name and address of agent for service)

                                 (215) 968-4318
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    CALCULATION OF REGISTRATION FEE
                                    -------------------------------
==================================================================================================================
Title of Securities    Proposed Amount    Proposed Maximum           Proposed Maximum             Amount of
to be Registered       to be Registered   Offering Price Per Share   Aggregate Offering Price(1)  Registration Fee
----------------       ----------------   ------------------------   ---------------------------  ----------------
------------------------------------------------------------------------------------------------------------------
Common Stock,            500,000 shares              $3.625                   $1,812,500              $550.00
$.01 par value
==================================================================================================================

------------

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by Nasdaq on July 18, 1997, in accordance with Securities Act Rule 457(c) and (h).

                     Statement of Incorporation by Reference
                     ---------------------------------------


     This Registration Statement on Form S-8 incorporates by reference the contents of a Registration Statement on Form S-8, File No. 333-14409, filed by the Registrant on October 18, 1996, relating to the Registrant's 1995 Equity Incentive Plan. The purpose of this Registration Statement is to increase by 500,000 the number of shares of Common Stock registered and available for issuance under the Registrant's 1995 Equity Incentive Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown, Commonwealth of Pennsylvania, on this 21st day of July, 1997.



                                     WEST COAST ENTERTAINMENT CORPORATION



                                     By: /s/ T. Kyle Standley
                                         -------------------------------------
                                         T. Kyle Standley
                                         President and Chief Executive Officer




                                POWER OF ATTORNEY

     We, the undersigned officers and directors of West Coast Entertainment Corporation, hereby severally constitute and appoint T. Kyle Standley, Ralph W. Standley III, Richard G. Kelly and John H. Chory and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable West Coast Entertainment Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 21st day of July, 1997.


/s/ T. Kyle Standley              Chief Executive Officer
------------------------------    and Director
T. Kyle Standley


/s/ Richard G. Kelly              Chief Financial Officer
------------------------------
Richard G. Kelly


/s/ Jerry Misterman               Chief Accounting Officer
------------------------------
Jerry Misterman


/s/ Ralph W. Standley III         Director
------------------------------
Ralph W. Standley III


/s/ M. Trent Standley             Director
------------------------------
M. Trent Standley


/s/ Donald R. Thomas              Director
------------------------------
Donald R. Thomas

/s/ Peter Balner                  Director
------------------------------
Peter Balner


/s/ C. Stewart Forbes             Director
------------------------------
C. Stewart Forbes

                                  Director
------------------------------
Wesley F. Hoag

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number        Description
------        -----------

4.1           Certificate of Incorporation, as amended (1)

4.2           By-Laws (2)

4.3           Specimen Certificate of Common Stock of Registrant (3)

5.1           Opinion of Hale and Dorr LLP

23.1          Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2          Consent of Price Waterhouse LLP

24.1 Power of Attorney (included in the signature pages of this Registration Statement)

--------------

(1) Incorporated herein by reference to Exhibits 3.1 through 3.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-00272).

(2) Incorporated herein by reference to Exhibit 3.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-00272).

(3) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-00272).